                                                                    Exhibit 23.5


                                                                      [LOGO] IMC
                ----------------------------------------------------------------
                                           Weir International Mining Consultants
                2340 River Road, Suite 203, Des Plaines, Illinois 60018-3223,USA
                    Tel: 847 297 3500 Fax: 847 297 0217 e-mail: wimc@weirimc.com
                                                                ----------------

                CONSENT OF WEIR INTERNATIONAL MINING CONSULTANTS

     We hereby consent to the reference to us under the captions "Risk Factors", "The Restructuring", "Kentucky River Coal Corporation" and "Experts", to the inclusion of the section captioned "Valuation Analysis of Weir International Mining Consultants", and to the use of our coal reserve audit summary report letter dated January 2002, with respect to the proven and probable reserves owned by Kentucky River Coal Company, in the proxy statement/prospectus of Kentucky River Properties LLC, which proxy statement/prospectus is part of the Registration Statement on Form S-4 to which this consent is an exhibit.

     We further wish to advise that Weir International Mining Consultants was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Weir International Mining Consultants nor any of its employees had or now has a substantial interest in Kentucky River Coal Corporation, or any of its affiliates or subsidiaries.

                                          Respectfully Submitted


                                          By: /s/ John W. Sabo
                                              ----------------------------------
                                              Name: John W. Sabo
                                              Title:  Senior Vide President